IPO

                                             TRANSACTION EFFECTED PURSUANT TO RULE 10F3

                 R.J.                                Date of  Date       Pur-               Securities Amount
Series Fund      In-     Form   Yrs. In              pur-     Offering   chase              acquired   pur-     Total
#                volved? Rec'd? Business: Security:  chase:   commenced: price: Commission: from:      chased:  Offering:
1      Small IPO Yes     Yes    4 yrs.    WCA Waste  June 23, June 23,   9.50   $0.40       Friedman   $172,900 $85,500,000.00 4.21%
       Cap                                Corpora-   2004     2004                          Billings
                                          tion
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